Exhibit 4.1

CORRECTIONAL PROPERTIES TRUST
2002 STOCK OPTION PLAN

1. ESTABLISHMENT

     Correctional Properties Trust, a Maryland real estate investment trust (the “Company”), hereby establishes the “Correctional Properties Trust 2002 Stock Option Plan” (the ‘Plan”).

2. PURPOSE

     The purpose of the Plan is to advance the interests of the Company by providing Eligible Individuals (as defined in Section 6 below) with an opportunity to acquire or increase a proprietary interest in the Company, which will thereby create a stronger incentive to expend maximum effort for the growth and success of the Company and its subsidiaries, and will encourage such individuals to remain in the employ of the Company or one or more of its subsidiaries.

3. ADMINISTRATION

     (a) Board of Trustees. The Plan shall be administered by the Company’s Board of Trustees (the “Board”), which shall have the full power and authority to take all actions, and to make all determinations required or provided for under the Plan or any stock option granted under the Plan (‘Option’) or Option Agreement (as defined in Section 9 below) entered into under the Plan and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Option granted or Option Agreement entered into hereunder. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting at which any issue relating to the Plan is properly raised for consideration or without a meeting by written consent of the Board executed in accordance with the Company’s Declaration of Trust and By-Laws, as amended, and applicable law. The interpretation and construction by the Board of any provision of the Plan or of any Option granted or Option Agreement entered into hereunder shall be final, conclusive and binding on all Optionees (as defined in Section 7 hereof). The Board shall determine, in its sole discretion, whether an entity is a parent (‘Parent’) or subsidiary (“Subsidiary”) of the Company.

     (b) Committee. The Board may, in its discretion, from time to time appoint a committee (the “Committee”) consisting of not less than two members of the Board, none of whom shall be an officer or other salaried employee of the Company or any Parent or Subsidiary (as defined in Section 4 hereof), and each of whom shall qualify in all respects as a “non-employee director” as defined in Rule I 6b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). The Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in Section 3(a) above, as the Board shall determine, consistent with the Declaration of Trust and the By-Laws of the Company, as amended, and applicable law. The Board may remove members, add members and fill vacancies on the Committee from time to time, all in accordance with the Company’s Declaration of Trust and By-Laws, as amended, and applicable law. The majority vote of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     (c) No Liability. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted or Option Agreement entered into hereunder.

     (d) Delegation to the Committee. In the event that the Plan or any Option granted or Option Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in Section 3(b) above. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, conclusive and binding on all Optionees.

4. TYPE OF OPTIONS

     Each Option may be designated by the Board, in its sole discretion, either as (i) an “incentive stock option” (“Incentive Stock Options”) within the meaning of Section 422 of the Code, or (ii) as a non-qualified stock option (“Non-qualified Stock Options”) which is not intended to meet the requirements of Section 422 of the Code; provided, however, that Incentive Stock Options may only be granted to employees of the Company, any “subsidiary corporation” as defined in Section 424 of the Code or any “parent corporation” as defined in Section 424 of the Code. In the absence of any designation, Options granted under the Plan will be deemed to be Non-qualified Stock Options. The Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as incentive stock options under Section 422 of the Code. Options designated as Incentive Stock Options that fail to continue to meet the requirements of Section 422 of the Code shall be redesignated as Non-qualified Stock Options automatically on the date of such failure to continue to meet such requirements without further action by the Board.

5. COMMON SHARES

     The capital stock of the Company that may be issued pursuant to Options granted under the Plan shall be common shares of beneficial interest, par value $.00l per share, of the Company (the “Common Shares”), which shares may be treasury shares or authorized but unissued shares. The total number of Common Shares that may be issued pursuant to Options granted under the Plan, which number shall be subject to adjustment as provided in Section 18 below, shall be two hundred thousand (200,000) shares. If any Option expires, terminates or is terminated or canceled for any reason prior to exercise in full, the Common Shares that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan.

6. ELIGIBILITY

     Options may be granted under the Plan to any key employee or trustee (including any non-employee trustee) of the Company or any Parent or Subsidiary, as determined by the Board from time to time on the basis of their importance to the business of the Company (collectively, “Eligible Individuals”), provided, however, that Incentive Stock Options may only be granted to employees of the Company or any Parent or Subsidiary. An individual may hold more than one Option, subject to such restrictions as are provided herein.

7. GRANT OF OPTIONS

     Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, prior to the date of termination of the Plan, grant to such Eligible Individuals as the Board may determine (“Optionees”), Options to purchase such number of Common Shares on such terms and conditions as the Board may determine. The date on which the Board approves the grant of an Option (or such later date as is specified by the Board) shall be considered the date on which such Option is granted. The maximum number of Common Shares subject to Options that may be granted during any calendar year under the Plan to any executive officer or other employee of the Company whose compensation is subject to Section 162(m) of the Code shall be fifty thousand (50,000) shares, unless otherwise determined by the Board in writing. The immediately preceding sentence shall only be effective if the Company is a “publicly held corporation,” as defined in Section 162(m) of the Code.

8. LIMITATION ON INCENTIVE STOCK OPTIONS

     (a) Ten Percent Shareholder. Notwithstanding any other provision of this Plan to the contrary, no individual may receive an Incentive Stock Option under the Plan if such individual, at the time the award is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten percent

(10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, unless (i) the purchase price for each Common Share subject to such Incentive Stock Option is at least one hundred and ten percent (110%) of the fair market value of a Common Share on the date of grant (as determined in good faith by the Board) and (ii) such Incentive Stock Option is not exercisable after the date which is five years from the date of grant.

     (b) Limitation on Grants. The aggregate fair market value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under this Plan or any other plan of the Company or a Parent or Subsidiary) shall not exceed $100,000. If an Incentive Stock Option is granted pursuant to which the aggregate fair market value of shares with respect to which it first becomes exercisable in any calendar year by an individual exceeds such $100,000 limitation, the portion of such Option which is in excess of the $100,000 limitation, and any Options issued subsequently in the same calendar year, shall be treated as a Non-qualified Stock Option pursuant to Section 422(d)(1) of the Code. In the event that an individual is eligible to participate in any other stock option plan of the Company or any Parent or Subsidiary which is also intended to comply with the provisions of Section 422 of the Code, such $100,000 limitation shall apply to the aggregate number of shares for which Incentive Stock Options may be granted under this Plan and all such other plans.

9. OPTION AGREEMENTS

     All Options granted pursuant to the Plan shall be evidenced by written agreements (“Option Agreements”), which shall be executed by the Company and by the Optionee, in such form or forms and containing such terms and conditions not inconsistent with the terms of the Plan as the Board shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan.

10. OPTION PRICE

     The purchase price of each Common Share subject to an Option (the “Option Price”) shall be fixed by the Board and stated in each Option Agreement. Notwithstanding anything to the contrary set forth in the Plan or in any Option Agreement, and subject to Section 8(a) the Option Price of any Incentive Stock Option shall be not less than one hundred percent (100%) of the fair market value of a Common Share on the date the Option is granted. If the Common Shares are then listed on any national securities exchange, the fair market value shall be the closing price of a Common Share on such exchange on the last trading day immediately prior to the date of grant; provided, however, that when granting Incentive Stock Options, the Board shall determine fair market value in accordance with the provisions of Section 422 of the Code. If the Common Shares are not listed on any such exchange, the fair market value shall be determined in good faith by the Board.

11. TERM AND VESTING OF OPTIONS

     (a) Option Period. Subject to the provisions of Sections 8(a) and 14 hereof, each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the expiration often (10) years from the date such Option is granted, or on such date prior thereto as may be fixed by the Board and stated in the Option Agreement relating to such Option. Notwithstanding the foregoing, the Board may in its discretion, at any time prior to the expiration or termination of any Option, extend the term of any such Option for such additional period as the Board in its discretion may determine; provided, however, that in no event shall the aggregate option period with respect to any Option, including the initial term of such Option and any extensions thereof, exceed 10 years.

     (b) Vesting.

     (i) Incentive Stock Options. Subject to the provisions of Sections 8(a), 11(c) and 14 hereof, each Option Agreement will specify the vesting schedule applicable to Incentive Stock Options; provided, however, that except as provided in Sections 11(c) and 14 hereof, and unless otherwise specified in the Option Agreement, Incentive Stock Options shall be exercisable as follows: 25% on the date of grant and 25% each on the first three anniversaries of the date of grant. If the Board provides, in its sole discretion, that any Incentive Stock Option is exercisable only in installments, the Board may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Board shall determine, in its sole discretion.

     (ii) Non-qualified Stock Options. Subject to the provisions of Sections 11(c) and 14 hereof, each Option Agreement will specify the vesting schedule applicable to Non-qualified Stock Options; provided, however, that except as provided in Sections 11(c) and 14 hereof~ and unless otherwise specified in the Option Agreement, Non-qualified Stock Options shall be exercisable as follows: 25% on the date of grant and 25% each on the first three anniversaries of the date of grant. If the Board provides, in its sole discretion, that any Non-qualified Stock Options is exercisable only in installments, the Board may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Board shall determine, in its sole discretion.

     (c) Change of Control. In the event of:

     (i) a “Change in Control” as defined in Section 11(d), or

     (ii) a “Potential Change in Control” as defined in section 11(e), but only if and to the extent so determined by the Board at or after grant (subject to any right of approval expressly reserved by the Board at the time of such determination), the following acceleration and valuation provisions shall apply:

     (A) Any Option awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

     (B) The value of all outstanding Options, to the extent vested, shall, unless otherwise determined by the Board in its sole discretion at or after grant but prior to any Change in Control, be cashed out on the basis of the “Change in Control Price” as defined in Section 11(f) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Board may determine prior to the Change in Control.

     (d) Definition of “Change in Control.” For purposes of Section 11(c), a “Change in Control” means the happening of any of the following:

     (i) any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company’s securities having 20% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of trustees of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

     (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the trustees of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of trustees of the Company immediately prior to such transaction; or

     (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each trustee of the Company first elected during such period was approved by a vote of at least two-thirds of the trustees of the Company then still in office who were trustees of the Company at the beginning of any such period.

     (e) Definition of “Potential Change in Control.” For purposes of Section 11(c), a “Potential Change in Control” means the happening of any one of the following:

     (i) The approval by shareholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 11(c); or

     (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of such plan acting as such trustee)) of securities of the Company representing 10% or more of the combined voting power of the Company’s outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

     (f) Definition of “Change in Control Price.” For purposes of this Section 11, “Change in Control Price” means the highest price per share paid in any transaction reported on the New York Stock Exchange or paid or offered in any bona fide transaction related to a Potential Change in Control or actual Change in Control of the Company at any time during the 60 day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Board.

12. MANNER OF EXERCISE AND PAYMENT

     (a) Manner of Exercise. An Option that is exercisable hereunder may be exercised by delivery to the Company on any business day, at its principal office, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised, by one or more of the methods provided below. The minimum number of Common Shares with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of one hundred (100) shares or the maximum number of shares available for purchase under the Option at the time of exercise.

     (b) Payment. Subject to whatever installment exercise provisions apply under Section 11(b), Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument as the Board may accept. As determined by the Board, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of an Option or unrestricted Common Shares already owned by the Optionee or (based on the fair market value (as described in Section 10 hereof) of the Option or the Common Shares on the date the option is exercised, as determined by the Board).

     (c) Issuance of Certificates. Promptly after the exercise of an Option, the individual exercising the Option shall be entitled to the issuance of a certificate or certificates evidencing his ownership of such Common Shares. An individual holding or exercising an Option shall have none of the rights of a shareholder until the Common Shares covered thereby are fully paid and issued to him and, except as provided in Section 18 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

13. TRANSFERABILITY OF OPTIONS

     Incentive Stock Options shall be transferable by the Optionee only by will or by the laws of descent and shall be exercisable, during the Optionee’s lifetime, only by the Optionee. Non-qualified Stock Options shall be transferable by the Optionee by will or by the laws of descent or, with the consent of the Board, to (i) the spouse, children or grandchildren of the Optionee (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which such Immediate Family Members are the only partners, or (iv) one or more entities in which the Optionee has a 10% or greater equity interest, provided that (x) the share option agreement pursuant to which such Non-qualified Stock Options are transferred must be approved by the Board, and (y) subsequent transfers of transferred Non-qualified Stock Options shall be prohibited except those in accordance with this subparagraph (iv). Following any such transfer, any such Non-qualified Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Plan or the option agreement executed pursuant hereto, the term “Optionee” shall be deemed to refer to the transferee.

14. TERMINATION OF EMPLOYMENT, DEATH, Disability OR BREACH OF RESTRICTIVE COVENANTS

     (a) General. If an Optionee’s employment with or service as a trustee (including a non-employee trustee) or consultant to the Company or any Parent or Subsidiary terminates for any reason other than cause (as defined below), death or Retirement of such Optionee, any vested Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Board may determine at or after grant (or as may be determined in accordance with procedures established by the Board), for a period of two (2) years from the date of such termination or until the expiration of the stated term of such Option, whichever period is the shorter. In the event of such termination of employment, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Non-qualified Stock Option.

     (b) Cause. Notwithstanding any provisions set forth in this Plan, unless otherwise determined by the Board at or after grant, if an Optionee’s employment (including without limitation employment as an independent contractor or consultant) by the Company or any Parent or Subsidiary terminates for cause, all Options held by the Optionee shall thereupon terminate. For purposes of this paragraph, “cause” shall mean the following (i) the commission, or the alleged commission, by the Optionee of any act embezzlement, fraud or criminal misconduct, (ii) gross negligence, (ii) willful or continuing disregard for the safety or soundness of the Company, (iii) willful or continuing violation of the published rules of the Company, (iv) a request from a state or federal governmental agency having regulatory authority over the Company that the services of the Optionee be terminated, or (v) any act which constitutes termination for cause under any employment, independent contractor, consulting or other agreement the Optionee may have with the Company or any Parent or Subsidiary which defines the term “cause” for purposes of such agreement. The Board shall determine whether cause exists for purposes of this Plan and such determination shall be final, conclusive and binding on the Optionees.

     (c) Death. If an Optionee dies while serving as an employee of Consultant to the Company or any Parent or Subsidiary or as a non-employee member of the Board, all Options held by the Optionee shall vest immediately and may thereafter be exercised by the executors or administrators or legatees or distributees of such Optionee’s estate at any time within two (2) years after the date of such Optionee’s death, or if earlier, the date specified in the Option Agreement pursuant to Section 11(a) above, to exercise such Options in whole or in part.

     (d) Retirement. If an Optionee’s service as an employee of or consultant to the Company or any Parent or Subsidiary or as a non-employee member of the Board terminates by reason of Retirement, any Options held by the Optionee shall vest immediately and may thereafter be exercised by the Optionee from the date of such termination until the expiration of the stated term of such Option. In the event of termination of service by reason of Retirement, if an Incentive Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the Option will thereafter be treated as a Non-qualified Stock Option. For purposes of this Section, “Retirement” shall mean retirement from active employment with the Company or any Parent or Subsidiary after age 60.

15. USE OF PROCEEDS

     The proceeds received by the Company from the sale of Common Shares upon exercise of Options granted under the Plan shall constitute general funds of the Company.

16. GENERAL PROVISIONS

     (a) Distribution. The Board may require each person purchasing shares pursuant to an Option or other award under the Plan to represent to and agree with the Company in writing that the Optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer.

     (b) Transfer Restrictions. All certificates for Common Shares or other securities delivered under the Plan shall be subject to such transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares are then listed, and any applicable Federal or state securities law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (c) Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     (d) No Rights. The adoption of the Plan shall not confer upon any employee of the Company or its Parent or Subsidiary any right to continued employment with the Company or a Parent or Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or its Parent or Subsidiary to terminate the employment of any of its employees at any time.

     (e) Taxes. No later than the date as of which an amount first becomes includable in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Board regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board, withholding obligations may be settled with Common Shares that is part of an award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Parent and Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     (f) Law. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Maryland.

17. AMENDMENT AND TERMINATION OF THE PLAN

     The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an Optionee or participant under an Option theretofore granted, without the Optionee’s or participant’s consent, or which, without the approval of the Company’s shareholders, would: (a) except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan; or (b) change the employees or class of employees eligible to participate in the Plan.

     The Board may amend the terms of any Option theretofore granted, prospectively or retroactively, but, subject to Section 18 hereof no such amendment shall impair the rights of any holder without the holder’s consent. The Board may also substitute new Options for previously granted Options (on a one for one or other basis), including previously granted Options having higher option exercise prices. Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

18. EFFECT OF CHANGES IN CAPITALIZATION, REORGANIZATION AND OTHER CORPORATE EVENTS

     (a) Recapitalization. In the event of any merger, reorganization (other than as described in Section 18(b) below), consolidation, recapitalization, Common Share dividend, Common Share split or other change in corporate structure affecting the Common Shares, an adjustment shall be made in (i) the aggregate number of Common Shares reserved for issuance under the Plan, (ii) in the number and kind of shares of Common Shares subject to outstanding Options granted under the Plan, and (iii) the Option Price per share of outstanding Options granted under the Plan, as may be determined to be appropriate by the Board, in its sole discretion, provided that the number of Common Shares subject to any Option shall always be a whole number.

     (b) Reorganization. Unless otherwise provided in an Option Agreement, in the event of a Reorganization (as defined in Section 7(c) below) of the Company, the Board may in its sole and absolute discretion, provide on a case by case basis that some or all outstanding Options may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan. In the event of a Reorganization of the Company the Board may, in its sole and absolute discretion, provide on a case by case basis that Options shall terminate upon such a Reorganization, provided however, that Optionee shall have the right, immediately prior to the occurrence of such Reorganization and during such reasonable period as the Board in its sole discretion shall determine and designate, to exercise any vested Option in whole or in part. In the event that the Board does not terminate an Option upon a Reorganization of the Company then each outstanding Option shall upon exercise thereafter entitle the holder thereof to such number of shares of Common Stock or other securities or property to which a holder of shares of Common Stock would have been entitled to upon such Reorganization.

     (c) Definition of Reorganization. “Reorganization” of an entity shall be deemed to occur if such entity is a party to a merger, consolidation, reorganization, or other business combination with one or more entities in which said entity is not the surviving entity, if such entity disposes of substantially all of its assets, or if such entity is a party to a spin-off, split-off, split-up or similar transaction; provided, however, that the transaction shall not be a Reorganization if the Company, or any entity whose financial statements are required to be consolidated with the financial statements of the Company pursuant to United States generally accepted accounting principles is the surviving entity.

     (d) Change in Status of Parent or Subsidiary. Unless otherwise provided in an Option Agreement, in the event of a Change in Control or Reorganization of a Parent or a Subsidiary, or in the event of a Parent or Subsidiary ceases to be a “parent corporation” or “subsidiary corporation” as defined in and in accordance with Section 424 of the Code, the Board may, in its sole and absolute discretion, (i) provide on a case by case basis that some or all outstanding Options held by an Optionee employed by or performing service for such Parent or Subsidiary may become immediately exercisable or vested, with out regard to any limitation imposed pursuant to this Plan, (ii) treat the employment or other services of an Optionee employed by such Parent or Subsidiary as terminated (and such Optionee shall have the right to exercise his or her Options in accordance with Section 14 of the Plan) if such Optionee is not employed by issuer or any Parent or Subsidiary immediately after such event or (iii) cancel and cash out all outstanding Options, whether vested or unvested. In the event that the Company decides to cancel and cash out all outstanding Options pursuant to (iii) above, the Company shall pay each Optionee, as consideration for the cancellation of the Option an amount equal to the difference between the fair market value (as determined in accordance with Section 10) of the Common Stock on the date the Options are canceled and the per share Exercise Price of the applicable Option, multiplied by the number of shares subject to the Options held by such Optionee.

     (e) Dissolution or Liquidation. Upon the dissolution or liquidation of the Company, the Plan shall terminate, and all Options outstanding hereunder shall terminate. In the event of any termination of the Plan under this Section 18(e), each individual holding an Option shall have the right, immediately prior to the occurrence of such termination and during such reasonable period as the Board in its sole discretion shall determine and designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs and without regard to any vesting or other limitation on exercise imposed pursuant to Section 11(b) above.

     (f) Adjustments. Adjustments under this Section 11 related to stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

     (g) No Limitations. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

19. UNFUNDED STATUS OF PLAN

     The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a participant or Optionee by the Company, nothing contained herein shall give any such participant or Optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Shares or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Board otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

20. EFFECTIVE DATE OF PLAN

     The Plan shall be effective as of the date of the Plan’s approval by the Board and the Company’s shareholders.

21. OWNERSHIP LIMITATION

     All awards hereunder shall be subject to the ownership limitations set forth in the Declaration of Trust of the Company as such may be amended from time to time. Without limiting the generality of the foregoing, any award which causes a recipient, or any constructive or beneficial owner of Common Shares (as determined under Section 3 18 and 544, respectively, of the code), to own or be deemed to own shares in excess of such ownership limitation shall be void.

22. TERM OF PLAN

     No Option shall be granted pursuant to the Plan on or after the tenth anniversary of the effective date as set forth in Section 20 above, but awards granted prior to such tenth anniversary may extend beyond that date.